Exhibit 10.26

                             AGREEMENT TO TERMINATE
                          EXECUTIVE RETENTION AGREEMENT
                                       AND
                        MEMORANDUM DATED OCTOBER 11, 1995


         This Agreement to Terminate Executive Retention Agreement and Memorandum Dated October 11, 1995 (hereinafter the "Agreement") is made and entered into as of the 9 day of May, 2000, between Deluxe Corporation, a Minnesota corporation (hereinafter "Deluxe"), and John A. Blanchard III (hereinafter the "Executive").

         WHEREAS, the Executive has been employed as Chairman and Chief Executive Officer of Deluxe;

         WHEREAS, Deluxe provided the Executive with a memorandum dated October 11, 1995 (hereinafter the "Memorandum") regarding certain supplemental retirement benefits;

         WHEREAS, Deluxe and the Executive are parties to a Executive Retention Agreement dated January 9, 1998 (hereinafter the "Executive Retention Agreement");

         WHEREAS, Deluxe and the Executive are parties to an amendment to Executive Retention Agreement dated November 1, 1999 (hereinafter the "Amendment to Executive Retention Agreement);

         WHEREAS, Deluxe has separated its electronic payment systems, technology development services, and government services into a unit incorporated as eFunds Corporation;

         WHEREAS, eFunds Corporation has conducted an initial public offering;

         WHEREAS, Deluxe intends to split off eFunds Corporation as a separate and independent company; and

         WHEREAS, the Executive will become Chairman and Chief Executive Officer of eFunds Corporation, leaving the same positions the Executive held at Deluxe;


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         WHEREAS, the Executive and eFunds Corporation are parties to an
Executive Employment Agreement, of even date herewith (the "Employment Agreement");

         WHEREAS, capitalized terms used without definition herein shall have the meanings assigned to such terms in the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements and the undertakings set forth herein, and intending to be legally bound hereby, Deluxe and the Executive agree as follows:

         1. This Agreement will become effective and enforceable upon the Start Date and is contingent upon the occurrence of the Split Off. If the Split Off does not occur, this Agreement shall be void and of no effect.

         2. Upon the Start Date, the Memorandum shall be deemed terminated and of no further force or effect whatsoever. By this Agreement, Deluxe and the Executive intend to terminate the Memorandum and to extinguish any and all duties or obligations of either party thereunder and to extinguish any and all rights of the Executive to receive any payments or benefits thereunder. The Executive hereby waives any and all rights to receive any payments or benefits pursuant to the Memorandum and hereby irrevocably releases Deluxe from any and all obligations thereunder and releases any and all rights or claims the Executive may have thereunder.

         3. Upon the Start Date, the Executive Retention Agreement and the Amendment to Executive Retention Agreement shall be deemed terminated and of no further force or effect whatsoever. By this Agreement, Deluxe and the Executive intend to terminate the Executive Retention Agreement and the Amendment to Executive Retention Agreement and to extinguish any and all duties or obligations of either party thereunder and to extinguish any and all rights of the Executive to receive any payments or benefits thereunder. The Executive hereby waives any and all rights to receive any payments or benefits pursuant to the Executive Retention Agreement and the Amendment to Executive Retention Agreement and hereby irrevocably releases Deluxe from any and all obligations thereunder and releases any and all rights or claims the Executive may have thereunder.


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         4. Provided that the Split Off occurs, Deluxe will pay to the
Executive, on or about January 1, 2001, the total sum of $3,786,007.00, less legally required deductions and withholdings.

         5. This Agreement contains the entire agreement of the parties relating to the termination of the Executive Retention Agreement, the Amendment to Executive Retention Agreement, and the Memorandum and the waiver and release of any and all claims or rights the Executive may have thereunder, and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the parties hereto have made no agreements, representations, or warranties relating to the subject matter of this Agreement which are not set forth herein.

         6. No amendment or modification of this Agreement will be deemed effective unless made in writing and signed by the parties hereto.

         7. The rights and obligations of Deluxe under this Agreement shall enure to the benefit of and be binding upon the successors (by purchase, merger, consolidation, or otherwise) and assigns of Deluxe.

         8. To the extent any clause or provision of this Agreement shall be determined to be invalid or unenforceable, such clause or provision shall be deleted and the validity and enforceability of the remainder of this Agreement shall be unaffected.

         9. The validity, interpretation, construction, performance, enforcement, and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the laws of the state of Minnesota.

         10. The Executive has read this Agreement and agrees to conditions and obligations set forth. Further, the Executive agrees that he has had adequate time to consider the terms of this Agreement, that he is voluntarily entering into this Agreement with a full understanding of its meaning, and that he has had the opportunity to consult with an attorney of his choosing for advice in connection with this Agreement.

         IN WITNESS WHEREOF, the Executive and Deluxe have executed this Agreement as of the date set forth above.


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                                             /s/ John A. Blanchard III
                                            --------------------------
                                            John A. Blanchard III


                                            DELUXE CORPORATION


                                            By /s/ Lawrence J. Mosner
                                               ----------------------
                                               Its Vice-Chairman
                                                   ------------------


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